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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 15, 2004

                              RAIT INVESTMENT TRUST
                              ---------------------
             (Exact name of registrant as specified in its charter)

     Maryland                      1-14760                 23-2919819
-----------------------          ------------          -------------------
(State of incorporation          (Commission            (I.R.S. Employer
   or organization)              File Number)          Identification No.)

                           c/o RAIT Partnership, L.P.
             1818 Market Street, 28th Floor, Philadelphia, PA 19103
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 861-7900


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On March 15, 2004, the Company entered into an Underwriting Agreement (the "Underwriting Agreement") with Friedman Billings Ramsey & Co., Inc., as representative of the several underwriters listed in the Underwriting Agreement, for the sale of 2,400,000 7.75% Series A cumulative redeemable preferred shares of beneficial interest, plus up to 360,000 additional shares to cover over-allotments, at such initial public price per share, less underwriting discounts as is provided in the Underwriting Agreement (the "Offering"). The Underwriting Agreement is attached as an exhibit to this Form 8-K.

         On March 16, 2004, in connection with the Offering, the Company filed a prospectus supplement pursuant to Rule 424(b)(5). Opinions delivered in connection with the Offering regarding the legality of the shares offered and certain tax matters are attached as exhibits to this Form 8-K.

         The form of certificate for these shares is attached as an exhibit to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  Exhibit Number            Description of Document
                  --------------            -----------------------
                        1                   Underwriting Agreement
                        4                   Form of Certificate for 7.75%
                                            Series A cumulative redeemable
                                            preferred shares of beneficial
                                            interest of RAIT Investment Trust
                        5                   Legal Opinion from Maryland counsel
                        8                   Tax Opinion

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RAIT INVESTMENT TRUST

Date:  March 22, 2004                        By: /s/  Ellen J. DiStefano
                                                     ___________________________
                                                     Ellen J. DiStefano
                                                     Chief Financial Officer and
                                                     Executive Vice President